Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BLACKSTONE MULTI-STRATEGY HEDGE FUND L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq., hereby certifies as follows:

1. Name. The name of the limited partnership formed hereby is Blackstone Multi-Strategy Hedge Fund L.P. (the “Partnership”).

2. Registered Office; Registered Agent. The address of the Partnership’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The name and address of the Partnership’s registered agent for service of process on the Partnership is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

3. General Partner. The name and mailing address of the sole general partner of the Partnership is as follows:

Blackstone Alternative Asset Management Associates LLC

345 Park Avenue

New York, New York 10154

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Blackstone Multi-Strategy Hedge Fund L.P., as of October 28, 2025.

GENERAL PARTNER:

BLACKSTONE ALTERNATIVE ASSET MANAGEMENT ASSOCIATES LLC

By:	/s/ Peter D. Koffler
Name: Peter D. Koffler
Title: Senior Managing Director